EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-156282 and 333-161992 on Form S-3 and Registration Statement No. 333-145014 on Form S-8 of Nara Bancorp, Inc. of our report dated February 18, 2011, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which is incorporated by reference in this Annual Report on Form 10-K.

Crowe Horwath LLP

Sherman Oaks, California

February 18, 2011